Exhibit 10.18

Restricted Stock AWARD NOTICE
under the Jushi HOLDINGS INC.
2019 equity incentive Plan

Pursuant to the Jushi Holdings Inc. Amended 2019 Equity Incentive Plan, as amended June 3, 2020 (the “Plan”), Jushi Holdings Inc., a company organized under the laws of British Columbia (together with any successor, the “Company”), hereby grants, sells and issues to the individual named below, the subordinated voting shares of the common stock (the “Shares”), subject to the terms and conditions set forth in this Restricted Stock Award Notice (the “Award Notice”), the attached Restricted Stock Agreement (the “Agreement”) and the Plan. The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company’s agreement to issue and sell the Shares to him or her. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof.

Name of Grantee:	_______________ (the “Grantee”)

Per Share Purchase Price:	_______________

No. of Shares:	_______________ subordinate voting shares of the Corporation (the “Shares”)

Grant Date:	_______________

Vesting Commencement Date:	_______________ (the “Vesting Commencement Date”)

Vesting Schedule:	______ of the Shares shall immediately be vested as of the Grant Date, and the remaining Shares shall vest and shall cease to subject to a substantial risk of forfeiture on ______ (each such anniversary a “Vesting Date”), provided that the Grantee remains in Continuous Service through such Vesting Date.

Attachments: Restricted Stock Agreement, Amended 2019 Equity Incentive Plan

Restricted Stock Agreement
under the Jushi Holdings INC.
2019 equity incentive Plan

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Award Notice and the Plan.

1.            Grant of Shares; Vesting; Investment Representations.

(a)            Grant. The Company hereby grants to the Grantee, and the Grantee hereby accepts from the Company, the number of Shares set forth in the Award Notice for the Per Share Grant Price.

(b)            Vesting. Initially, all of the Shares are non-transferable and subject to a substantial risk of forfeiture and are Shares of Restricted Stock. The risk of forfeiture shall lapse with respect to the Shares on the respective dates indicated on the Vesting Schedule set forth in the Award Notice and thereafter such Shares shall be transferable subject to Sections 2 and 3.

(c)            Investment Representations. In connection with the grant of the Shares contemplated by Section 1(a) above, the Grantee hereby represents and warrants to the Company as follows:

(i)            The Grantee is purchasing the Shares for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)            The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.

(iii)            The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv)            The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(v)            The Grantee understands that the Shares are not registered under the Securities Act of 1933 (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.

(vi)            The Grantee has read and understands the Plan and acknowledges and agrees that the Shares are subject to all of the relevant terms of the Plan and this Agreement.

2.            Right of First Refusal and Other Prohibition on Transfer. The Grantee may transfer vested Shares subject to the terms and conditions set forth in this Section 2 and in Section 3, below. Before any vested Shares held by Grantee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company must consent as set forth below and the Company or its assignee(s) shall have a right of first refusal to purchase such shares on the terms and conditions set forth in this Section 2 (the “Right of First Refusal”).

(a)            Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such vested Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”); and (v) that the Holder shall offer to sell the shares to the Company and/or its assignee(s) at the Offered Price.

(b)            Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase any or all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)            Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of the Company in good faith.

(d)            Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee) or by any combination thereof.

(e)            Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within 120 days after the date of the Notice, (ii) any such sale or other transfer is effected in accordance with any applicable securities laws and if requested by the Company, the Holder shall have delivered an opinion of counsel acceptable to the Company to that effect and (iii) the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such 120-day period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f)            Exempt Transfers. Despite anything to the contrary in this Agreement, the following transfers of vested Shares shall be exempt from the Right of First Refusal: (i) the transfer of any or all of the vested Shares on your death by will or intestacy to the your “immediate family” (as defined below) but only if each such transferee or other recipient agrees in a writing satisfactory to the Company that the Right of First Refusal (and all other restrictions on transfer set forth in this Agreement) shall continue to apply to the transferred Shares in the hands of such transferee or other recipient; (ii) any transfer of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal shall continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights or the Company unless the agreement of merger or consolidation expressly otherwise provides); or (iii) any transfer of Shares pursuant to the winding up, liquidation or dissolution of the Company. As used herein, the term “immediate family” shall mean the your spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of yours.

(g)            Termination of Right of First Refusal and Prohibition on Transfer. The Right of First Refusal and the prohibition on transfer set forth above shall terminate as to all vested Shares on the earlier of (i) first sale of Common Stock of the Company by the Company to the general public pursuant to an initial public offering of the Company’s common stock, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded on the New York Stock Exchange or the Nasdaq Global Market or any other exchange designated by the Board from time to time.

3.            Company Share Repurchase Option

(a)            Company Share Repurchase Option.

(i)            Vested Share Repurchase Option. The Company and/or its assignee(s) will have the right, but not the obligation, to repurchase all of the vested shares of Common Stock (the “Vested Shares”) purchased pursuant to this Agreement if (i) the Grantee’s employment is terminated by the Company or any of its Subsidiaries or Affiliates for Cause, or (ii) the Grantee breach the terms of any restrictive covenant agreements with the Company or any of its Subsidiaries or Affiliates, including the Proprietary Rights Agreement by and between the Grantee and the Company (the “Vested Share Repurchase Option”). The repurchase price for each Vested Share (the “Vested Share Repurchase Price”) will be the Fair Market Value per Share on the Repurchase Date (as defined below).

(ii)            Unvested Share Repurchase Option. The Company and/or its assignee(s) will have the right, but not the obligation, to repurchase all or any portion of the unvested Shares of Common Stock (the “Unvested Shares”) purchased pursuant to this Agreement upon termination of Grantee’s employment with the Company and all of its Subsidiaries and Affiliates for any reason (the “Unvested Share Repurchase Option”). The repurchase price for each vested share (the “Unvested Share Repurchase Price”) will be the lesser of the Fair Market Value per share on the Repurchase Date (as defined below) or the amount paid by the Grantee for such Unvested Shares pursuant to this Agreement.

(b)            Mechanics of Repurchase.

(i)            The date on which the Company exercises the Company’s Vested Share Repurchase Option or Unvested Share Repurchase Option is the “Repurchase Date” and unless otherwise determined by the Board, shall be the 60th day after the event giving rise to the Vested Share Repurchase Option or Unvested Share Repurchase Option, as applicable. If required to avoid liability accounting to the Company, the Company’s Vested Share Repurchase Option will not occur until the date that is six months following the original purchase of the Vested Shares or such other time necessary to avoid liability accounting to the Company, and such date shall be the Repurchase Date.

(ii)            As of the Repurchase Date, the Company and/or its assignee(s) will become the legal and beneficial owner of any Vested Shares or Unvested Shares, as applicable, that are repurchased by the Company and/or its assignee(s) (collectively the “Repurchased Shares”) and all rights and interests therein or relating thereto. The Company and/or its assignee(s) will have the right to retain and transfer to their own names the Repurchased Shares and the Grantee will no longer be considered the owner of such Repurchased Shares for record or any other purposes. The Vested Share Repurchase Price or Unvested Share Repurchase Price, as applicable, will be payable, at the option of the Company, in cash (including electronic wire transfer), by check, by cancellation of any debt owed by the Grantee to the Company or by any combination of the aforementioned methods. Within 30 days following the Repurchase Date, the Company and/or its assignee(s) will tender payment for the Repurchased Shares. The Grantee agrees to execute and deliver to the Company all documents necessary to transfer ownership of the Repurchased Shares to the Company, including, without limitation, any certificates evidencing such Repurchased Shares.

(c)            Grantee’s Rights. If the Company and/or its assignee(s) exercises the Vested Share Repurchase Option or Unvested Share Repurchase Option, as of the Repurchase Date, the Grantee’s only remaining right under this Agreement will be the right to receive the Vested Share Repurchase Price or Unvested Share Repurchase Price, as applicable, and the Grantee will have no right whatsoever to retain the Repurchased Shares and will have no rights as a stockholder with respect to such Repurchased Shares.

(d)            Termination of Vested Share Option Repurchase Option. The Vested Share Repurchase Option will terminate as to all Vested Shares on the earlier of (i) the first sale of Common Stock of the Company by the Company to the general public pursuant to an IPO, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded on the New York Stock Exchange or the Nasdaq Global Market or any other exchange designated by the Board from time to time.

4.            Incorporation of Plan. Notwithstanding anything herein to the contrary, this Restricted Stock Award shall be subject to and governed by all the terms and conditions of the Plan.

5.            Miscellaneous Provisions.

(a)            Record Owner; Dividends. The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(b)            Section 83(b) Election. The Grantee shall consult with the Grantee’s tax advisor to determine whether it would be appropriate for the Grantee to make an election under Section 83(b) of the Code with respect to this Award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of this Award. If the Grantee makes an election under Section 83(b) of the Code, the Grantee shall give prompt notice to the Company (and provide a copy of such election to the Company).

(c)            Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(d)            Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(e)            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(f)            Jurisdiction; Venue. The Parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in Palm Beach County, Florida over any suit, action or proceeding arising out of or relating to this Agreement. Service of any process, summons, notice or document by U.S. registered mail sent to the address of Grantee below for receipt of notices shall be effective service of process for any action, suit or proceeding brought pursuant to this Agreement. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any suit, action or proceeding brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction a party is or may be subject, by suit upon such judgment.

(g)            Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(h)            Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(i)            Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(j)            Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(k)            Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(l)            Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

The foregoing Restricted Stock Agreement is hereby accepted and the terms and conditions thereof are hereby agreed to by the undersigned as of the date first above written.

JUSHI HOLDINGS INC.

By:
Name:
Title:

Address:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan and understands that the Shares granted hereby are subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions of the Plan, the Award Notice and this Agreement are hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

[Grantee]

Address: